    Exhibit No. 10(xvii) Form of Special Termination Agreement, as amended,
                Between MAF Bancorp, Inc. and various officers


The attached Special Termination Agreement dated April 19, 1990, as amended, between MAF Bancorp, Inc. and Gerard J. Buccino is substantially identical in all material respects (except as otherwise noted below) with the other contracts listed below which are not being filed:

          Parties to Special Termination Agreement
          ----------------------------------------

          MAF Bancorp, Inc. and Michael J. Janssen

          MAF Bancorp, Inc. and David W. Kohlsaat

          MAF Bancorp, Inc. and William Haider

          MAF Bancorp, Inc. and Thomas Miers

          MAF Bancorp, Inc. and Kenneth Rusdal

          MAF Bancorp, Inc. and Sharon Wheeler

          MAF Bancorp, Inc. and Gail Brzostek

          MAF Bancorp, Inc. and Alan Schatz

          MAF Bancorp, Inc. and Diane Stutte

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                               MAF BANCORP, INC.
                         SPECIAL TERMINATION AGREEMENT


          This AGREEMENT is made effective as of April 19, 1990 by and between MAF Bancorp, Inc. (the "Holding Company"), a corporation organized under the laws of the State of Delaware, with its office at 55th & Holmes Streets, Clarendon Hills, Illinois, and Gerard Buccin (the "Executive"). The term "Bank" refers to Mid America Federal Savings Bank, the wholly-owned subsidiary of the Company.

          WHEREAS, the Holding Company recognizes the substantial experience and abilities of the Executive and the Company wishes to protect his position therewith for the period provided in this Agreement; and

          WHEREAS, Executive has been elected to, and has agreed to serve in the position of Vice President for the Holding Company, a position of substantial responsibility;

          NOW, THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.        TERM OF AGREEMENT.
          -----------------

          The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date of this Agreement and continuing at each anniversary date thereafter, the Agreement shall automatically renew for an additional year such that the remaining term shall be three (3) years unless written notice is provided to Executive, at least ten (10) days and not more than twenty (20) days prior to expiration of such period, then the term of this Agreement shall cease at the end of twenty-four (24) months following the next anniversary date, or unless the Executive's employment is voluntarily or involuntarily terminated with the Holding Company pursuant to Section 2 hereof.

2.        PAYMENTS TO EXECUTIVE UPON CHANGE IN CONTROL.
          --------------------------------------------

          (a) Upon the occurrence of a Change in Control of the Holding Company (as herein defined) followed at any time during the term of this Agreement by the voluntary or involuntary termination of Executive's employment, other than for Cause, as defined in Section 2(c) hereof, the provisions of
Section 3 shall apply. Upon the occurrence of a Change in Control, Executive shall have the right to elect to voluntarily terminate his employment at any time during the term of this Agreement following any demotion, loss of title, office or significant authority, reduction in his annual compensation, or relocation of his principal place of employment by more than 50 miles from its location immediately prior to the Change in Control.

          (b) Definition of a Change in Control. A "Change in Control" of the Bank or the Holding Company shall mean a change in control of a nature that:
(i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

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(ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof including Section 574 of such regulations; or (iii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities or makes an offer to purchase securities of the Bank or Holding Company representing 20% or more of the Bank's or Holding Company's outstanding securities, except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Board of Directors of the Holding Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's shareholders was approved by the Holding Company's Nominating Committee, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) merger, consolidation or sale of all or substantially all the assets of the Bank or Holding Company occurs; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of the reorganization, merger or consolidation of the Holding Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are exchanged for or converted into cash or property or securities not issued by the Bank or Holding Company; or (e) a tender offer is made for 20% or more of the outstanding securities of the Bank or Holding Company.

          (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. The term "Termination for Cause" shall mean termination upon intentional failure to perform stated duties, personal dishonesty which results in loss to the Holding Company or one of its affiliates or willful violation of any law, rule, regulation or final cease and desist order which results in substantial loss to the Holding Company or one of its affiliates or any material breach of this Agreement. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Holding Company or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause. Any stock options granted to Executive under any stock option plan of the Bank, the Holding Company or any subsidiary or affiliate thereof, shall become null and

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void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 9 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.

3.        TERMINATION BENEFITS.
          --------------------

          (a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the voluntary or involuntary termination of Executive's employment, other than for Termination for Cause, the Bank and the Holding Company shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times the average annual base salary paid to Executive for the three (3) years immediately preceding Executive's termination. In the event the Executive has not been employed by the Bank or Holding company during all or part of the three immediately preceding years, the annual base salary paid to Executive for such periods shall for purposes of this Section 3, be deemed to be equal to the Executive's initial base salary upon commencing employment with the Bank or Holding Company adjusted to reflect assumed annual salary increases of ten percent (10%). At the discretion of the Executive, upon an election pursuant to
Section 3(e) hereof, such payment may be made in a lump sum immediately upon severance of Executive's employment or paid, on a pro rata basis, semi-monthly during the thirty-six (36) months following the Executive's termination.

          (b) Upon the occurrence of a Change in Control of the Bank or the Holding Company followed at any time during the term of this Agreement by Executive's voluntary or involuntary termination of employment, other than for Termination for Cause, the Holding Company shall cause to be continued life, health and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his severance. Such coverage shall cease upon the earlier of Executive's obtaining similar coverage by another employer or twelve (12) months from the date of Executive's termination. In the event the Executive obtains new employment and receives less coverage for life, health or disability, the Holding Company shall provide coverage substantially identical to the coverage maintained by the Bank for the Executive prior to termination for a period of twelve (12) months.

          (c) Upon the occurrence of a Change in Control, the Executive will have such rights as specified in the Company's Incentive Stock Option Plan or any other employee benefit plan with respect to options and such other rights as may have been granted to Executive under such plans.

          (d) Upon the occurrence of a Change in Control, the Executive will be entitled to the benefits under the Bank's Management Recognition and Retention Plans.

          (e) On an annual basis Executive shall elect whether, in the event amounts are payable under Sections 3(a) hereof, such amounts shall be paid in a lump sum or on a pro rata basis pursuant to such sections. Such election shall be irrevocable for the year for which such election is made.

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          (f)   Notwithstanding the preceding paragraphs of this Section 3, in the event that:

          (i) the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986 (the "Code") or any successor thereto, and

          (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount", as determined in accordance with said Section 280G, and the Non-Triggering Amount would be greater than the aggregate value of the Termination Benefits (without such reduction) minus the amount of tax required to be paid by Executive thereon by Section 4999 of the Code, then the Termination Benefits shall be reduced to the Non-Triggering Amount. The allocation of the reduction required hereby among the Termination Benefits provided by the preceding paragraphs of this Section 3 shall be determined by Executive. In the event that Executive receives the Non-Triggering Amount pursuant to this paragraph (f) and it is subsequently determined by the Internal Revenue Service or judicial authority that Executive is deemed to have received an amount in excess of the Non-Triggering Amount, the Holding Company shall pay to Executive an amount equal to the value of the payments or benefits in excess of the Non-Triggering Amount he is so deemed to have received.

4.   NOTICE OF TERMINATION.
     ---------------------

     Any purported termination by the Holding Company or by Executive shall be communicated by Notice of Termination to the other party hereto.

     For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given); provided that if, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal there from having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

5.        SOURCE OF PAYMENTS.
          ------------------

          It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Holding Company. The Company guarantees payment and provision of all amounts and benefits due to the Executive under the Special Termination Agreement by and between the Bank and the Executive, if any amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

6.        EFFECT ON PRIOR AGREEMENT AND EXISTING BENEFIT PLANS.
          ----------------------------------------------------

          This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Holding Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

7.        NO ATTACHMENT.
          -------------

          (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

          (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Holding Company and their respective successors and assigns.

8.        MODIFICATION AND WAIVER.
          -----------------------

          (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

          (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.        REINSTATEMENT OF BENEFITS UNDER BANK AGREEMENT.
          ----------------------------------------------

          In the event Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice described in
Section 9(b) of the Special Termination Agreement between Executive and the Bank dated April 19, 1990 (the "Bank Agreement") during the term of this Agreement and a Change in Control, as defined herein, occurs the

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Holding Company will assume its obligation to pay and the Executive will be entitled to receive all of the termination benefits provided for under Section 3 of the Bank Agreement upon the notification of the Holding Company of the Bank's receipt of a dismissal of charges in the Notice.

10.       EFFECT OF ACTION UNDER BANK AGREEMENT.
          -------------------------------------

          Notwithstanding any provision herein to the contrary, to the extent that payments and benefits are paid to or received by Executive under the Special Termination Agreement dated April 19, 1990, between Executive and Bank, such payments and benefits paid by the Bank will be deemed to satisfy the corresponding obligations of the Holding Company under this Agreement.

11.       SEVERABILITY.
          ------------

          If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

12.       HEADINGS FOR REFERENCE ONLY.
          ---------------------------

          The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

13.       GOVERNING LAW.
          -------------

          The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

14.       ARBITRATION.
          -----------

          Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

15.       PAYMENT OF LEGAL FEES.
          ---------------------

          All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Holding Company.

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

16.       SIGNATURES.
          ----------

          IN WITNESS WHEREOF, the Holding Company has caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, on the 19th day of April, 1990.

ATTEST:                           MAF BANCORP, INC.


/s/ Carolyn Pihera                BY: /s/ Allen Koranda
- ------------------------              -------------------------
Secretary                             Chief Executive Officer



WITNESS:


/s/ Michael J. Janssen                /s/ Gerard J. Buccino
- ------------------------              -------------------------
Seal                                  Executive

                   AMENDMENT TO SPECIAL TERMINATION AGREEMENT
                   ------------------------------------------
                               OF GERARD BUCCINO
                               -----------------

The undersigned, in consideration of their mutual promises and other good and valuable consideration, hereby agree to amend the Special Termination Agreement of Gerard Buccino dated April 19, 1990 (the "Agreement") by adding the following two new sentences to the end of Section 2(b) of the Agreement:


     However, notwithstanding anything contained in this section to the contrary, a Change in Control shall not be deemed to have occurred as a result of an event described in (i), (ii) or (iii) (a), (c) or (e) above which resulted from an acquisition or proposed acquisition of stock of the Holding Company by a person, as defined in the OTS' Acquisition of Control Regulations (12 C.F.R. (S) 574) (the "Control Regulations"), who was an executive officer of the Holding Company on January 19, 1990 and who has continued to serve as an executive officer of the Holding Company as of the date of the event described in (i), (ii) or (iii) (a), (c) or (e) above (an "incumbent officer"). In the event a group of individuals acting in concert satisfies the definition of "person" under the Control Regulations, the requirements of the preceding sentence shall be satisfied, and thus a change in control shall not be deemed to have occurred, if at least one individual in the group is an incumbent officer.


IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective this August 28, 1990.


ATTEST:                          MAF BANCORP, INC.


By: /s/  Carolyn Pihera         By: /s/  Allen Koranda
   ---------------------            -------------------
    Carolyn Pihera                  Allen Koranda
    Corporate Secretary             Chairman of the Board


                                 EMPLOYEE


                                 By: /s/  Gerard J. Buccino
                                    -----------------------
                                     Gerard Buccino

                   Amendment to Special Termination Agreement
                               of Gerard Buccino

The undersigned, in consideration of their mutual promises and other good and valuable consideration, hereby agree to amend the Special Termination Agreement of Gerard Buccino dated April 19, 1990, as amended, (the "Agreement"), by revising the third paragraph of the Agreement as shown below, and by revising
Section 1 to read as shown below, all such amendments to be effective as of the date shown below.

(Revised third paragraph)

WHEREAS, Executive has been elected to and has agreed to serve in the position of Vice President and Controller for the Holding Company, a position of substantial responsibility which will require Executive to render administrative and management services to the Holding Company such as are customarily performed by persons in a similar executive capacity;

(Revised Section 1)

1.   TERM OF AGREEMENT.
     -----------------

The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. At each anniversary date, the board of directors of the Holding Company ("Board") may extend the Agreement an additional year. The Board will review the Agreement and the Executive's performance annually for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting. In the event the Executive chooses not to renew the Agreement, the Executive shall provide the Holding Company with written notice at least ten (10) days and not more than twenty (20) days prior to such anniversary date. If either the Holding Company or the Executive chooses not to renew the Agreement for an additional period, the Agreement shall cease at the end of its remaining term unless the Executive's employment is voluntarily or involuntarily terminated with the Holding Company pursuant to Section 2 hereof.



IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective this August 10, 1992.


ATTEST:                          MAF BANCORP, INC.


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

By: /s/  Carolyn Pihera          By: /s/  Allen Koranda
    -------------------              ------------------
    Carolyn Pihera                   Allen Koranda
    Corporate Secretary              Chairman and CEO


                                 EMPLOYEE


                                 By: /s/  Gerard J. Buccino
                                     ----------------------
                                     Gerard Buccino

                   Amendment to Special Termination Agreement
                               of Gerard Buccino

The undersigned, in consideration of their mutual promises and other good and valuable consideration, hereby agree to amend the Employment Agreement of Gerard Buccino dated April 19, 1990, as amended, (the "Agreement"), as shown below. Such amendments shall be effective as of the date shown below.

1.   Section 3(a) shall be revised to read as follows:

     Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the voluntary or involuntary termination of Executive's employment, other than for Termination for Cause, the Bank and the Holding Company shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times the average annual compensation paid to Executive for the three (3) years immediately preceding Executive's termination. For purposes of the preceding sentence, compensation shall include only base salary plus payments made under the MAF Bancorp Executive Annual Incentive Plan (or such other annual cash incentive plan in effect with respect to years ending prior to July 1, 1993). At the discretion of Executive, upon an election pursuant to Section 3(e) hereof, such payment may be made in a lump sum immediately upon severance of Executive's employment or paid, on a pro rata basis, semi-monthly during the thirty-six (36) months following Executive's termination.


IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective this December 20, 1995.


ATTEST:                          MAF BANCORP, INC.


By: /s/  Carolyn Pihera          By: /s/  Allen Koranda
    -------------------              ------------------
    Carolyn Pihera                   Allen Koranda
    Corporate Secretary              Chief Executive Officer


                                 EMPLOYEE


                                 By: /s/  Gerard J. Buccino
                                     ----------------------
                                     Gerard Buccino


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